UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        February 24, 2006
         Date of Report (Date of earliest event reported)



                        WHOLE LIVING, INC.
(Exact name of small business issuer as specified in its charter)

        Nevada                     000-26973                87-0621709
  (State of incorporation)    (Commission File No.)     (I.R.S. Employer
                                                         Identification No.)

            433 East Bay Boulevard, Provo, Utah  84606
             (Address of principal executive offices)

                          (801) 655-1000
                 (Registrant's telephone number)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                     Section 8 - Other Events

Item 8.01     Other Events

On February 24, 2006 Whole Living, Inc. effected a 15-to-1 reverse stock split of our outstanding common stock effective the open of business. As a result of the reverse, our trading symbol on the OTC Bulletin Board has changed to "WHLV" and pre-split shares of 99,809,589 outstanding on February 24, 2006 are reversed to 6,653,977 shares.

The Board authorized the reverse split of our common stock on January 13, 2006, with any fractional shares of 0.5 or greater to be issued one share of common stock and each shareholder to continue to own at least one share. On January 13, 2006 a majority of shareholders approved the reverse split by written consent. We filed a definitive 14C Information Statement on January 31, 2006 and provided this document to the shareholders of record on January 13, 2006. Customary notification was provided to NASDAQ and it effected the reverse split and symbol change on February 24, 2006 at the open of business.

                            SIGNATURES

In accordance with the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                    WHOLE LIVING, INC.

                                    /s/ Ronald Williams
Date: February 23, 2006         By: ______________________________________
                                    Ronald Williams, President